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                                                                      Exhibit 23

                   PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                   EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-37666, 33-46113, 33-58145, 33-60631 and 333-06843) of
our report dated August 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. as of June 30, 1996 and 1995, and for the years ended June 30, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.

Chicago, Illinois
September 27, 1996